Pricing Supplement Dated  November 9, 1999   Rule 424(b)(3)
                                             File Nos. 333-83577
(To Prospectus dated August 3, 1999 and                333-83577-01
Prospectus Supplement dated October 29, 1999)

SPRINT CAPITAL CORPORATION
Medium-Term Notes--Fixed Rate
Unconditionally Guaranteed by Sprint Corporation

Principal Amount: $500,000,000    Trade Date:           November 9, 1999
Issue Price:           99.884%    Original Issue Date: November 15, 1999
Interest Rate:          6.500%    Net Proceeds to
                                  Issuer:                   $498,170,000
Maturity Date: November 15, 2001  Agent's Discount or
                                  Commission:                 $1,250,000
Interest Payment
Dates:              May 15 and November 15, commencing May 15, 2000
Record Dates:       May 1 and November 1 of each year.

Redemption:
      [X] The Notes cannot be redeemed prior to maturity
      [ ] The Notes may be redeemed prior to maturity
      [ ] Redemption with Make Whole Premium
      Initial Redemption Date:
      Initial Redemption Price:        %
      Annual Redemption Price Reduction:         % until
      Redemption Price is 100% of the principal amount
Repayment:
      [X] The Notes cannot be repaid prior to maturity
      [ ] The Notes can be repaid prior to maturity at the option of the holder of the Notes
      Repayment Date(s):
      Repayment Price(s):               %
Currency:
      Specified Currency: U.S. dollars
      (If other than U.S. dollars, see attached)
      Minimum Denominations:
      (Applicable only if Specified Currency is other than U.S. dollars)
Discount Note: [ ] Yes    [X] No
     Total Amount of OID:
     Yield to Maturity:
     Initial Accrual Period:
Form: [X] Book-Entry  [ ] Certificated

Lehman Brothers Inc., Credit Suisse First Boston Corporation, J.P. Morgan Securities Inc., and Salomon Smith Barney Inc.